EXHIBIT 10.2

AMENDED AND RESTATED SECURED PROMISSORY NOTE

$1,716,500                                      December 1, 2015

This Amended and Restated Promissory Note (this “Note”) amends, restates, replaces and consolidates the Promissory Note dated August 12, 2015 in the principal amount of $832,000 and the Promissory Note dated August 12, 2015 in the principal amount of $884,500, issued by the Maker (as defined below) to the Holder (as defined below) (the “Original Notes”).

FOR VALUE RECEIVED, the undersigned, American Power Group, Inc., an Iowa corporation with its principal address located at 2503 E. Poplar Street, Algona, Iowa 50511 (the “Maker”), hereby promises to pay to the order of Trident Resources LLC, a North Dakota limited liability company with its principal address located at 110 Main Street, P.O. Box 45, Turtle Lake, North Dakota 58575 (the “Holder”), the principal sum of One Million Seven Hundred Sixteen Thousand Five Hundred Dollars ($1,716,500), together with interest as set forth in this Secured Promissory Note (this “Note”).

1.Payments of Principal and Interest.

(a)General. Except as otherwise set forth in this Section 1 and Section 3 of this Note, the Maker shall pay the principal indebtedness evidenced by this Note, together with interest thereon at the rate of 6.0% per annum, non-compounded, in forty-eight (48) equal installments (“Installment Payment”) of Forty Thousand Three Hundred Twelve Dollars and Five Cents ($40,312.05), such installments to be due and payable on the last day of each calendar month (each such day, a “Payment Date”) commencing on February 29, 2016 and ending on January 31, 2020 (the “Initial Term”).

(b)Deferred Installments. Notwithstanding the foregoing, the Maker shall have the right to defer the payment of any installment or installments otherwise due under this Note (each, a “Deferred Installment”) if the Maker’s Trident NGL Services division (the “Division”) shall have produced less than 200,000 gallons per Wellhead Processing Unit (“WPUs”) purchased by Maker from Holder of acceptable OPIS Y-Grade product in the calendar month ending immediately prior to a Payment Date. By way of example, only, if the Division produces 175,000 gallons of acceptable OPIS Y-Grade product in the month of March 2016 from each WPU purchased by Maker from Holder, the Maker shall not be required to pay the installment of this Note otherwise due on April 30, 2016. After the Initial Term, any such Deferred Installments shall become due and payable at the rate of one such Deferred Installment in respect of each calendar month ending after the Initial Term in which the Division shall have produced no less than 200,000 gallons of acceptable OPIS Y-Grade product from each WPU purchased by Maker from Holder. No additional interest shall accrue with respect to any Deferred Installment. For purposes of this Section 1(b), the Division’s production of acceptable OPIS Y-Grade product shall be determined in the sole discretion of Maker in accordance with the specifications set out by the Maker’s Y-Grade end customers’ contractual requirements.

(c)Rights of Setoff. This Note is issued by the Maker in payment of the purchase price of certain assets of the Holder under that certain Equipment Purchase Agreement dated August 12, 2015 between the Maker and the Holder (the “Purchase Agreement”). In addition, as of the date of this Note, the Holder owes the Maker the sum of $547,190, pursuant to the Holder’s Amended and Restated Senior Secured Demand Promissory Note dated December 1, 2015 (the “Holder’s Note”).

Notwithstanding anything to the contrary contained in this Note, in the event that the Maker notifies the Holder, in writing, of its good faith belief that it has a claim either for a breach of any representation, warranty or covenant of the Holder set forth in the Purchase Agreement or that there has been an Event of Default (as such term is defined in the Holder’s Note) (as the case may be, a “Claim”), which notice shall set forth in reasonable detail the basis of such Claim and, if known, the amount of such Claim, the Maker shall have the right, but not the obligation, to setoff and/or offset the amount of such Claim against amounts payable to the Holder pursuant to this Note. No such setoff permitted by the Purchase Agreement or this Section 1(c) shall be deemed to be an Event of Default under this Note. Upon the resolution of any such Claim, any such amount(s) withheld by the Maker to which the Holder is entitled shall be promptly paid over to the Holder, together with interest thereon at the rate of 6.0% per annum, non-compounded.

(d)Prepayment. This Note may be prepaid at any time or from time to time, in whole or in part, without any premium or penalty.
(e)    Accrued Interest. As of the date of this Note, the Holder is due $33,375 of accrued but unpaid interest under the Original Notes. The Holder agrees to defer payment of such all accrued but unpaid interest until 30 days after the final Installment Payment has been made. No additional interest shall accrue with respect to any of such accrued but unpaid interest.

2.Security. The Maker’s obligations under this Note are secured by a Security Agreement dated August 12, 2015 between the Maker and the Holder (the “Security Agreement”). Additional rights of the Holder are set forth in the Security Agreement and the other documents referred to therein.

3.Default. Notwithstanding anything to the contrary contained in this Note, the outstanding balance of this Note, together with all accrued but unpaid interest under this Note, shall be rendered immediately due and payable, without notice or demand to the Maker, in case any of the following events (each, an “Event of Default”) shall occur:

(i)    the failure of the Maker to pay in full any installment of the principal amount hereof or of interest due hereon (other than as permitted by Section 1 within thirty (30) days after receipt of written notice of such failure from the Holder;

(ii)    the breach by the Maker of any covenant or obligation under the Security Agreement;

(iii)    the appointment of a receiver, trustee, custodian or similar official, for the Maker or any property or assets of the Maker;

(iv)    the conveyance of any or all assets to a trustee, mortgagee or liquidating agent or assignment for the benefit of creditors by the Maker;

(v)    the commencement by the Maker of any voluntary proceeding under any law or any jurisdiction, now or hereafter in force, relating to bankruptcy, insolvency, renegotiation of outstanding indebtedness, arrangement or otherwise to the relief of debtors or the readjustment of indebtedness; or

(vi)    the commencement by any creditor of any involuntary proceeding against the Maker under any law or any jurisdiction, now or hereafter in force, relating to bankruptcy, insolvency, renegotiation of outstanding indebtedness, arrangement or otherwise to the relief of debtors or the readjustment of indebtedness, which proceeding is not dismissed or discharged within one hundred eighty (180) days after commencement.

3.    Changes; Waivers. Any of the terms and conditions of this Note may be changed or amended, and any right of the Holder of this Note may be waived, with the written consent of the Holder and the Maker.

4.    Waivers of Prior Defaults. The Holder hereby waives any and all defaults and Events of Default which may have occurred under the Original Notes (or either of them) on or prior to the execution of this Note by the Maker, regardless of whether such defaults or Events of Default have been identified or are known or unknown. The Holder is not waiving and has not agreed to forbear in the exercise of, any of its present or future rights and remedies with respect to any Event of Default hereunder occurring after the execution of this Note by the Maker.

5.    Miscellaneous.

(a)    Place and Time of Payment. Principal and interest shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of Holder set forth above or at such other place as Holder may designate from time to time in writing to the Maker. If any payment on this Note becomes due and payable on a Saturday, Sunday or legal holiday, such payment shall not be due until the next succeeding business day.

(b)    Waiver of Protest, Etc. The Maker, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of any kind in connection with the enforcement of this Note. If the Maker fails to comply with any of the provisions of this Note, the Maker shall pay to the Holder of this Note, on demand, such further amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys’ fees and disbursements, incurred by the Holder in collecting upon this Note or otherwise enforcing or preserving any of the Holder’s rights hereunder.

(c)    Cumulative Rights and Remedies. The rights and remedies herein reserved to any party shall be cumulative and in addition to any other or further rights and remedies available at law or in equity. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Holder. The waiver by any party hereto of any breach of any provision of this Note shall not be deemed to be a waiver of the breach of any other provision or any subsequent breach of the same provision.

(d)    Governing Law; Jurisdiction. This Note shall be governed and construed in accordance with the laws of the State of Iowa applicable to contracts made and to be performed wholly therein and without reference to conflicts of law rules (except to the extent governed by the Uniform Commercial Code as in effect in the State of Iowa from time to time). The Maker hereby irrevocably agrees that any suit or proceeding arising directly and/or indirectly pursuant to or under this Note shall be brought solely in a federal or state court located in the State of Iowa. The Maker covenants and irrevocably submits to the in personam jurisdiction of the federal and state courts located in the State of Iowa and agrees that any process in any such action may be served upon the Maker personally or by certified mail or registered mail addressed to the Maker, return receipt requested, with the same full force and effect as if personally served upon the Maker in the State of Iowa. The Maker hereby waives any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto.

(e)    WAIVER OF JURY TRIAL. THE MAKER HEREBY UNCONDITIONALLY WAIVES ANY RIGHT TO A JURY TRIAL WITH RESPECT TO AND IN ANY ACTION, PROCEEDING, CLAIM, COUNTERCLAIM, DEMAND OR OTHER MATTER WHATSOEVER ARISING OUT OF THIS NOTE, THE SECURITY AGREEMENT OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT CONTEMPLATED BY THE SECURITY AGREEMENT.

(f)    Severability. In case any provision contained in this Note (or part thereof) shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or other unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent that such provision is invalid, illegal or unenforceable.

AMERICAN POWER GROUP, INC.

By: ___________________________
Charles E. Coppa
Treasurer

Accepted and Agreed:

TRIDENT RESOURCES LLC

By: ___________________________
Thomas Lockhart
Manager